Exhibit 15.1

June 21, 2005

The Board of Directors
F.N.B. Corporation
One F.N.B. Boulevard
Hermitage, Pennsylvania 16148

We are aware of the incorporation by reference in the Form S-4 Registration Statement of F.N.B. Corporation for the registration of 863,000 shares of its common stock of our report dated May 5, 2005 relating to the unaudited condensed consolidated interim financial statements of F.N.B. Corporation that are included in its Form 10-Q for the quarters ended March 31, 2005.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania